     As filed with the Securities and Exchange Commission on October 6, 1998

                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               i-STAT CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       22-2542664
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

        104 WINDSOR CENTER DRIVE                           08520
        EAST WINDSOR, NEW JERSEY                         (Zip Code)
(Address of Principal Executive Offices)

                               i-STAT CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

              ROGER J. MASON                             WITH A COPY TO:
      VICE PRESIDENT OF FINANCE,
TREASURER AND CHIEF FINANCIAL OFFICER              ESTEBAN A. FERRER, ESQ.
              i-STAT CORPORATION           PAUL, HASTINGS, JANOFSKY & WALKER LLP
         104 WINDSOR CENTER DRIVE                 1055 WASHINGTON BOULEVARD
      EAST WINDSOR, NEW JERSEY  08520            STAMFORD, CONNECTICUT  06901
   (Name and address of agent for service)        TELEPHONE:  (203) 961-7400

                                 (609) 443-9300
                     (Telephone number, including area code,
                              of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                              Proposed              Proposed
TITLE OF                                      Maximum               Maximum
SECURITIES             Amount                 Offering              Aggregate              Amount of
TO BE                  to be                  Price                 Offering               Registration
REGISTERED             Registered(1)          Per Share             Price                  Fee
Common Stock,          2,300,000              $6.78125             $15,596,875             $4,601.08
Par Value $.15

(1) Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), this amount shall be deemed to cover securities resulting from the split of, or the stock dividend on, or any other anti-dilution mechanisms on, the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low prices ($6.78125 per share) of the Common Stock of the Registrant on the NASDAQ National Market System on October 2, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Pursuant to the Note to Part I of Form S-8, the information required by Part I is not being filed with the Securities and Exchange Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 23, 1998 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended through the date hereof.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended
(i) March 31, 1998, filed on April 29, 1998 and (ii) June 30, 1998, filed on August 14, 1998, pursuant to Section 13 or 15(d) of the Exchange Act.

         (c) The Company's Current Reports on Form 8-K dated (i) August 4, 1998 and (ii) September 17, 1998, pursuant to Section 13 or 15(d) of the Exchange Act.

         (d) The description of the Company's Common Stock contained in the Company's (i) Registration Statement on Form 8-A (File No. 0-19841) filed on February 3, 1992 and (ii) Registration Statement on Form 8-A (File No. 0-19841) filed on July 12, 1995, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         (e) All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the Registrant, Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901, has rendered an opinion to the Registrant to the effect that the shares of Common Stock registered hereby have been duly authorized and will be, upon original issuance pursuant to the terms of the 1998 Stock Option Plan, legally and validly issued, fully paid and non-assessable. Esteban A. Ferrer, Secretary of the Registrant, is a partner of Paul, Hastings, Janofsky & Walker LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VIII of the Bylaws of the Company, as amended, provides generally for indemnification of officers, directors, agents and employees of the Company to the extent authorized by the General Corporation

Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         As permitted by Section 102 of the Delaware General Corporation Law, the Company's stockholders have approved and incorporated provisions into the Company's Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, except for liability under
Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

         The Company has entered into indemnification agreements with directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware General Corporation Law and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company but would be offset by the Company's obligations to the director or officer under the indemnification agreement.

         The above discussion of the Company's Bylaws, Restated Certificate of Incorporation and indemnification agreements and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Restated Certificate of Incorporation, indemnification agreements and statute.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

  EXHIBIT NO.     DESCRIPTION

         4.1 Restated Certificate of Incorporation of i-STAT Corporation (Form S-8/S-3 Registration Statement, File No. 33-48889)*

         4.2 Bylaws, as amended (Form 10-K for the fiscal year ended December 31, 1996)*

         4.3      1998 Stock Option Plan

         4.4 Specimen of Common Stock Certificate (Form S-1, Registration Statement, File No. 33-44800)*

         4.5 Stockholder Protection Agreement, dated as of June 26, 1995, between the Registrant and First Fidelity Bank, National Association (Form 8-K, dated July 10, 1995 and amended September 11, 1995)*

         5        Opinion of Paul, Hastings, Janofsky & Walker LLP

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                  Exhibit 5)

         24.1 Power of Attorney (contained on the Signature Page of this Registration Statement)

* These items are hereby incorporated by reference from the exhibits of the filing or report indicated (except where noted, Commission File No. 0-19841) and are hereby made a part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Windsor, State of New Jersey, on October 6, 1998.

                                     i-STAT CORPORATION


                                     By /s/ Roger J. Mason
                                       -----------------------------------------
                                       Roger J. Mason
                                       Vice President of Finance, Treasurer and
                                       Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Moffitt and Roger J. Mason, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                                  Title                                         Date
---------                                                                  -----                                         ----


 /s/ William P. Moffitt                                       President, Chief Executive Officer                   October 6, 1998
------------------------------------------                    and Director (Principal Executive
William P. Moffitt                                            Officer)



 /s/ Roger J. Mason                                           Vice President of Finance, Treasurer                 October 6, 1998
------------------------------------------                    and Chief Financial Officer
Roger J. Mason                                                (Principal Financial Officer
                                                              and Principal Accounting Officer)



 /s/ Imants R. Lauks                                          Executive Vice President                             October 6, 1998
------------------------------------------                    and Chief Technology
Imants R. Lauks                                               Officer and Director



 /s/ J. Robert Buchanan                                       Director                                             October 6, 1998
-----------------------------------------
J. Robert Buchanan


 /s/ Curtis J. Crawford                                       Director                                             October 6, 1998
------------------------------------------
Curtis J. Crawford

 /s/ James A. Cyrier                                          Director                                             October 1, 1998
-------------------------------------------
James A. Cyrier


 /s/ Richard Hodgson                                          Director                                             October 6, 1998
-------------------------------------------
Richard Hodgson


 /s/ Lionel N. Sterling                                       Director                                             October 6, 1998
-------------------------------------------
Lionel N. Sterling

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

 4.3              1998 Stock Option Plan

 5                Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                  Exhibit 5)

24.1 Power of Attorney (contained on the Signature Page of this Registration Statement)